UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 10, 2006 AmerisourceBergen Corporation (the “Registrant”) issued news releases announcing that it (1) will raise operating revenue guidance and affirm diluted earnings per share guidance for the fiscal year ending September 30, 2006 at the JP Morgan Healthcare Conference in San Francisco during such day and (2) has signed a definitive agreement to purchase Network for Medical Communications & Research, LLC, a privately held provider of physician accredited continuing medical education and analytical research for the oncology market. Copies of the news releases are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated January 10, 2006 regarding fiscal 2006 guidance

99.2	News Release dated January 10, 2006 regarding Network for Medical Communications & Research, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 10, 2006	By:	/s/ MICHAEL D. DICANDILO
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer